Exhibit 99.1

Porter Bancorp, Inc. Completes Debt for Equity Exchange

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 1, 2015--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, Inc., announced that on September 30, 2015, Porter Bancorp, Inc. (“Porter” or the “Company”) completed a common equity for debt exchange with holders of $4,000,000 of the capital securities (the “Trust Securities”) of Porter Statutory Trust IV, a trust subsidiary of Porter, with accrued and unpaid interest thereon of approximately $330,000. In exchange for the $4.3 million debt and interest liability, the Company issued 800,000 common shares and 400,000 non-voting common shares, for a total of 1,200,000 shares, as described below.

The value received by Porter in this transaction was $3.61 per share issued ($4,330,000 / 1,200,000 shares). The closing price of Porter’s common stock was $1.40 per share on September 30, 2015. The ten day trailing average closing price per share was $1.47 and the twenty day trailing average closing price per share was $1.48. The transaction is expected to save the Company approximately $80,000 of interest expense over the next twelve months. Following this transaction, Porter had 20,091,205 common shares and 6,858,000 non-voting common shares issued and outstanding at the close of business on September 30, 2015. The transaction represents 16 cents per share of tangible book value per share at September 30, 2015 ($4,330,000 / 26,949,205 total shares issued and outstanding).

In the transaction, a wholly owned subsidiary of Porter acquired a portion of the Trust Securities directly from a third party (the “Holder”) in exchange for 400,000 common shares. W. Glenn Hogan also purchased a portion of the Trust Securities from the Holder, and transferred his purchased Trust Securities to the Porter subsidiary in exchange for 400,000 common shares. In addition, Patriot Financial Partners L.P. and its affiliate Patriot Financial Partners Parallel L.P. (the “Patriot Funds”) purchased the remaining Trust Securities from the Holder, and transferred their purchased Trust Securities to the Porter subsidiary in exchange for a total of 400,000 non-voting common shares. Mr. Hogan and the general partner of the Patriot Funds, W. Kirk Wycoff, are each directors of Porter.

About Porter Bancorp, Inc.

Porter Bancorp, Inc. (NASDAQ: PBIB) is a Louisville, Kentucky-based bank holding company which operates banking centers in 12 counties through its wholly-owned subsidiary PBI Bank. Our markets include metropolitan Louisville in Jefferson County and the surrounding counties of Henry and Bullitt, and extend south along the Interstate 65 corridor. We serve southern and south central Kentucky from banking centers in Butler, Green, Hart, Edmonson, Barren, Warren, Ohio and Daviess counties. We also have a banking center in Lexington, Kentucky, the second largest city in the state. PBI Bank is a traditional community bank with a wide range of personal and business banking products and services.

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties, including our ability to reduce our level of higher risk loans such as commercial real estate and real estate development loans, reduce our level of non-performing loans and other real estate owned, and increase net interest income in a low interest rate environment, as well as our need to increase capital. These and other risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

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CONTACT:
Porter Bancorp, Inc.
John T. Taylor, 502-499-4800
Chief Executive Officer